EXHIBIT 10.1
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                                    SUBLEASE

         This sublease dated February 1, 2000 between Synaptic Pharmaceutical Corporation, a Delaware corporation having its principal offices at 215 College Road, Paramus, NJ 07652 (the "Sublessor") and Linguagen Corp. (the "Sublessee").

         WHEREAS, Sublessor is the tenant of ARE 215 College Road, LLC (the "Overlandlord") under certain lease agreements and amendments thereto listed on Schedule A attached hereto and made part hereof (collectively the "Overlease") relating to land and improvements located in the County of Bergen, Town of Paramus, State of New Jersey known as 215 College Road (the "Paramus Facility"); and

         WHEREAS, the Sublessor desires to sublet a portion of the Paramus Facility comprised of approximately 2,500 square feet located in the southeast part of the Paramus Facility as shown on Schedule B attached hereto and made a part hereof (the "Demised Premises") to the Sublessee upon and subject to the terms and conditions hereinbelow setforth;

                                   WITNESSETH

         That in consideration of the mutual agreements herein contained, the parties hereto do hereby covenant to and with each other as follows:

                               1. DEMISE OF PREMISES

     A. Sublessor does hereby sublet to Sublessee and Sublessee does hereby sublet from Sublessor the Demised Premises at the rent and upon the terms and conditions herein stated, for a term of up to eighteen (18) months to commence on February 1, 2000 (the "Commencement Date") and to expire at midnight on July 31, 2001 (the "Expiration Date"), such period hereinafter referred to as the "Term".

     B. The Sublessee can effect a termination of this Sublease prior the Expiration Date by informing Sublessor in writing no later than 60 days of its intention to surrender the Demised premises, hereinafter referred to as "Early Termination". Early Termination of this Sublease will result in the surrender by the Sublessee of any security deposit to the Sublessor.

                                       2. USE

     A. The Demised Premises may be occupied and used for the following use and purposes (and for no other): research and development laboratory and related offices, at all times in accordance with applicable zoning laws, rules and regulations now in effect or which may become effective during the Term.

     B. Sublessee shall not use the Demised Premises for a business that competes with the primary business of the Overlandlord.

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     C.   Sublessee
          shall not use or permit the use of the Demised Premises or any part thereof in any way, which would violate the covenants, agreements, terms provisions and conditions of this Sublease or for any unlawful purpose or in any unlawful manner or in violation of the Certificate of Occupancy for the Demised Premises (if any) or the Paramus Facility.

                                  3. MONTHLY RENT

     A. Sublessee agrees to pay Sublessor a fixed monthly rent ("Rent") in advance, without offset, counterclaim or diminution, on or before the first day of each month during the Term. All payments of Rent shall be made to the Sublessor at its address hereinabove provided. Sublessee shall pay to the Sublessor Rent according to the following schedule:

          (i) for the period from and including February 1, 2000, through and including July 31, 2000, the annual rate of $17.50 per square foot ($3,645.83 per month); and

          (ii) for  the period from and including August 1,  2000,  through  and
               including  July  31,  2001,  the   annual   rate  of  $18.75  per
               square  foot ($3,906.25  per month).

    B. If, upon 90 days prior written request by the Sublessee, and subsequent timely approval by the Sublessor, the Sublessee expresses an intention to remain on the Demised Premises, the Sublessor, at its option, may extend the term of this Sublease for a period of twenty-four (24) months (the "Extension Period"). During the Extension Period, which will be for the period from and including August 1, 2001 through and including July 31, 2003, Sublessee agrees to pay Sublessor Rent, which during the first twelve (12) months shall be at the annual rate of $21.00 per square foot ($4,375.00 per month), and during the subsequent twelve (12) months shall be at $21.00 per square foot adjusted to reflect the twelve month increase in the Consumer Price Index as published by the Department of Labor, Bureau of Statistics for All Urban Consumers for the month of July 2002.

   C.     Utilities and   services furnished to the  Demised  Premises  for  the
          benefit of the Sublessee shall be provided and paid for as follows:

                  (a) Water -- by Sublessor
                  (b) Electricity -- by Sublessor
                  (c) HVAC -- by Sublessor
                  (d) Janitorial and rubbish removal -- by Sublessee
                  (e) Janitorial in  common  areas -- by  Sublessor
                  (f) Cafeteria subsidy -- by Sublessee

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     D.   Sublessee  agrees to make direct  payment of rent to the  Overlandlord upon notice to Sublessee of  Sublessor's  default under the Overlease.

                             4. SUBLESSEE'S ALTERATIONS

     A. No alteration or improvements may take place within the Demised Premises during the Term of this Sublease without the express written consent of both the Sublessor and Overlandlord, subject to the terms of the Overlease.

                             5. SUBLETTING; ASSIGNMENT

     A. Neither the Demised Premises nor any portion thereof may be sublet or occupied or used at any time by persons other than the Sublessee.

     B.   This Sublease may not be assigned.

                                  6. THE OVERLEASE

     A. Sublessor represents (i) that it holds 83,843 square feet in the Paramus Facility free of encumbrances pursuant to the Overlease; (ii) that the Overlease remains in full force and effect as of the date hereof; (iii) that Sublessor is current with respect to its rent payments and has not received notice from the Overlandlord of any breach or default with respect to any of the Sublessor's obligations of the Overlease

     B. Sublessee warrants to Sublessor that, from and after the Commencement Date, Sublessor shall not be placed or rendered in breach, violation of or in default with respect to any of Sublessor's duties or obligations as lessee under the Overlease nor with respect to failure to fulfill or comply with or cause compliance with or fulfillment of any condition, representation or warranty therein contained;

     C. Sublessor grants no rights to Sublessee greater as to scope or duration than those arising under the Overlease. Sublessor reserves to itself the reversionary interest in the Overlease and in the Demised Premises following termination of this sublease or expiration of its Term.

                           7. INDEMNIFICATION; INSURANCE

     A. Sublessee shall indemnify, defend and save Sublessor and Overlandlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses which may be alleged, imposed upon or incurred by Sublessor or Overlandlord by reason of any of the following occurring during the Term of this Sublease:

              (a) Any matter, cause or thing arising out of use, occupancy, control or management of the Demised Premises or any part thereof caused by the

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Sublessee or any of its agents, contractors,  servants, employees,  licensees or invitees;

              (b) Any work or thing done in, or about the Demised Premises or any part thereof by Sublessee or any of its agents, contractors, servants, employees, licensees or invitees;

              (c) Any negligence on the part of Sublessee or any of its agents, contractors, servants, employees, licensees or invitees;

              (d) Any accident, injury, death or damage to any person or property occurring on the Demised Premises, or any part thereof where such accident, injury, death or damage resulted from an act or omission on the part of the Sublessee or any of its agents, contractors, servants, employees, licensees or invitees or on the part of any other person on Demised Premises under or by right of the Sublessee or its leasehold estate;

              (e) Any accident, injury, death or damage to any person or property occurring on any approaches to or exits from the Demised Premises, but not included in the Demised Premises,where such accident, injury, death or damage resulted from an act or omission on the part of the Sublessee or any of its agents, contractors, servants, employees, licensees or invitees or on the part of any other person on, in, near or about the Demised Premises under or by right of the Sublessee or its leasehold estate;

              (f) All attorneys fees, costs of investigation and defense and other expenses incurred by Sublessor or Overlandlord in connection with any matter indemnified against, including the costs of enforcing the within indemnification.

     B. Sublessor agrees to promptly notify Sublessee of any claim asserted against it for which indemnification is sought and shall promptly send to Sublessee copies of all papers or legal processes served upon it in connection with any action or proceeding brought against Sublessor by reason of any such claim. Sublessee's indemnity shall survive the Term of this Sublease.

     C. Throughout the Term of this Sublease, and any other period during which Sublessee shall be in possession or occupancy, Sublessee, at its sole cost and expense, shall maintain in force and effect the following insurance coverages in respect of the Demised Premises;

              (a) Fire  and extended coverage  insuring  Sublessee's  furniture, furnishings, trade fixtures and leasehold improvements against loss or damage by fire and customary all risk "extended coverages" with limits of not less than their full replacement value;

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              (b) Comprehensive  general  public  liability  insurance,   naming
                  Sublessee, Sublessor and Overlandlord as insureds, with limits of not less than FIVE MILLION ($5,000,000) DOLLARS for personal and bodily injury or death to one person, FIVE MILLION $5,000,000 DOLLARS for death or personal and bodily injury to all persons in any one occurrence, and FIVE HUNDRED THOUSAND ($500,000) DOLLARS for property damage. The amount of
                  these  limits  may  be  increased   at  the   Sublessor's   or
                  Overlandlord's reasonable discretion.

              (c) Prior  to   commencement   of  any  repairs,   alterations  or
                  construction activities, Sublessee shall ensure that any contractor or contractor's employee who may be performing such repairs, alterations or construction activities, is covered by an appropriate liability policy.

     D. All insurance required to be carried by Sublessee hereunder, unless otherwise stated herein, shall insure Sublessor, the Overlandlord and such other reasonable designees of Sublessor as may have insurable interests. Such policies shall be issued by insurance companies with a general policy holder's rating of not less than B+ and a financial rating of not less than Class X as rated by the most current Best's Insurance Reports. Each such policy shall contain a provision to the effect that it cannot be cancelled or amended, insofar as the Demised Premises, without at least 30 days prior written notice to the Sublessor. Each such policy shall contain a waiver of subrogation clause whereby the insurer waives all rights of subrogation as against the Overlandlord, Sublessor and their employees, agents and representatives. Such casualty policies shall, by their terms, be payable notwithstanding any act or negligence of Sublessee, Sublessor or Overlandlord or their agents, or employees, and notwithstanding the occupation or use of the Demised Premises for purposes more hazardous than permitted by the policy. A duplicate original on each such required policy or original certificate of each such coverage shall be delivered by Sublessee to Sublessor prior to the first occupancy of the Demised Premises by Sublessee and thereafter not less than 30 days prior to the expiration of such policy.

     E. Sublessor and Sublessee hereby remise and release each other and their respective officers, employees, agents and other representatives of and from any liability hereafter arising from loss, damage or injury caused by fire or other casualty covered by their respective insurance. Such insurance shall contain a waiver of the insurer's right of subrogation.

     F. To the maximum extent permitted by law, Sublessee agrees that Sublessor or Overlandlord shall not be responsible or liable to the Sublessee or to those claiming by, through or under Sublessee, for any loss or damage to property of Sublessee or of others that may be placed or contained within the Demised Premises.

                              8. DAMAGE OR DESTRUCTION

     A. Sublessee shall notify Sublessor promptly of any damage or destruction of the Demised Premises by fire, explosion, storm, flood, water, wind, Act of God or other cause ("Casualty Damage") and in no event later than five (5) days thereafter. The Sublessee represents, warrants and covenants that in the case of Casualty Damage, the Sublessee shall perform those obligations with respect to repair, restoration and/or reconstruction of the Paramus Facility as Sublessor is obligated to perform pursuant to the Overlease.

     B. Sublessor represents, warrants and covenants that in the case of Casualty Damage to the Demised Premises that is caused by the actions of the Sublessor, the Sublessor shall perform those obligations with respect to repair, restoration and/or reconstruction of the Demised Premises in a timely manner.

                               9. REQUIREMENTS OF LAW

     A. The Sublessee agrees to observe and comply with all laws, ordinances, statutes, court orders, rules, and regulations of the Federal, State, County and Municipal authorities applicable to the use and occupancy by the Sublessee of the Demised Premises and/or to Sublessee's business therein. The Sublessee agrees not to do or to permit anything to be done on the Demised Premises, or keep anything therein, which will increase the rate of fire insurance premiums over their current levels or which will obstruct or interfere with the rights of other tenants within the Paramus Facility, or which will conflict with the regulations of the local fire department.

     B. Without limiting the generality of the foregoing, Sublessee acknowledges the existence of environmental laws, rules and regulations with which the Sublessee shall comply, including but not limited to the Environmental Cleanup Responsibility Act of 1983 and the regulations promulgated thereunder ("ECRA") as amended by the Industrial Site Recovery Act of 1993; the regulation promulgated thereunder and any successor or amended legislation or regulations ("ISRA").

                        10. REPAIRS, MAINTENANCE, ALTERATIONS

     A. Throughout the Term of this Sublease, Sublessee shall, at its sole cost and expense, take good care of the Demised Premises and keep the same in good order and condition and will bear the costs of keeping the Demised Premises in good order.

                                  11. CONDEMNATION

     A. If the Paramus Facility or any part thereof wherein the Demised Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Sublease, at the option of the Sublessor, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

                                12. SECURITY DEPOSIT

     A. Prior to occupation of the Demised Premises, Sublessee shall furnish Sublessor a Security Deposit equal to one month's Rent as calculated under Section 3 A (i) of this Sublease. Such Security Deposit will be held by the Sublessor for the Term of this Sublease and any extensions thereof, and may be returned as provided for herein to the Sublessee upon Sublessee's surrender of the Demised Premises. Should the Sublessor, upon inspection of the Demised Premises, deem the Demised Premises to be in good order, the Security Deposit will be returned in full within 10 business days. Should the Sublessor, upon inspection of the Demised Premises, deem the Demised Premises to be damaged, unclean, or to have experienced unreasonable wear and tear during the Term of this Sublease, the Sublessee will have 60 days to remedy such damage, uncleanliness, or wear and tear. Failure by the Sublessee to provide such remedy will result in the return of no portion of the Security Deposit should the cost of such remedy be in excess of the Security Deposit. The Security Deposit may be used by the Sublessor to remedy the Demised Premises after the 60 days has passed. Any unused portion of the Security Deposit will then be promptly returned to the Sublessee after such remedies are made.

                          13. SURRENDER OF DEMISED PREMISES

     A. On the last day of the Term or the termination or Extension Period of this Sublease, Sublessee shall quit and surrender the Demised Premises vacant, broom clean, in good order, condition and repair.

                                  14. SUBORDINATION

     A. This Sublease, at the option of Sublessor or Overlandlord, shall be subject and subordinate to all present and future underlying leases (including the Overlease) and all present and future mortgages, in all amounts and all advances thereon, which may now or hereafter encumber the Overlease, the Paramus Facility, and/or the Demised Premises, and to all renewals, replacements, modifications, consolidations and extensions of any thereof. As a condition to subordination to any future encumbrance of the Overlease, the holder thereof shall enter into a non-disturbance agreement with the Sublessee to the effect that, provided that Sublessee shall not be in default hereunder, Sublessee will not be named as a defendant in any foreclosure of the leasehold mortgage and will not be disturbed in its possession or use of the Demised Premises by the holder of such leasehold mortgage or purchaser of the Overlease at the foreclosure.

                                    15. CAFETERIA

     A. Sublessee shall have a non-exclusive license to use the cafeteria in the Paramus Facility for its employees and business invitees at Sublessee's risk and expense on the same terms that the Sublessor's employees are permitted to use such cafeteria and subject to compliance with such reasonable rules and regulations as may be promulgated by Sublessor from time to time regarding the use of the cafeteria which are applied uniformly to all and enforced without discrimination. Nothing herein shall oblige Sublessor to continue to operate or maintain a cafeteria in the Paramus Facility, and should the operation of the cafeteria be suspended or discontinued, there shall be no adjustment to Rent as a result thereof.

     B. Sublessee agrees to pay, on a timely basis, a pro rata share of the cafeteria subsidy. The pro rata shared costs will be based on employee headcount and will be billed on a monthly basis via invoice by the Sublessor to the Sublessee.


                                      16. SIGNS

     A. No sign, advertisement or notice shall be affixed to or placed upon any part of the Paramus Facility or the grounds thereon by the Sublessee, prior to the approval by the Sublessor and Overlandlord. Such approval shall not be unreasonably withheld or delayed. Any fees or expenses incurred to affix or maintain an approved sign, including locally legislated annual sign fees, will be borne by the Sublessee. At the expiration or termination of this Sublease, and at the cost of the Sublessee, Sublessee shall cause all such signs to promptly be removed and Sublessee shall repair any damage caused thereby.

                                17. RIGHT TO INSPECT

     A. The Sublessor shall have the right to enter the Demised Premises at reasonable hours in the day or night to examine the same to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation, restoration of the Paramus Facility or for the safety or convenience of the occupants or users of the Paramus Facility, provided that Sublessee receives at least 2 days prior notice of such entry. Additionally, Sublessor and Overlandlord have the right to enter the Demised Premises at any time and without notice in the event that emergency repairs must be made to the Paramus Facility.

                                18. BUILDING SECURITY

     A. Sublessee recognizes that the Sublessor uses the Paramus Facility as a research facility, that aspects of such research are highly confidential, and that Sublessor could sustain severe damage if disclosure of confidential information were made to unauthorized parties. Accordingly, Sublessee agrees not to allow or permit its employees, agents, or invitees to enter portions of the Paramus Facility other than the Demised Premises and common areas leading to the cafeteria and restrooms, except as may be authorized by the Sublessor. In addition, Sublessor may promulgate reasonable security procedures from time to time regarding the Paramus Facility, and Sublessee will comply therewith, and instruct its employees, agents and invitees with respect thereto. Sublessee will use the entrance on the west side of the Paramus Facility as a means of ingress and egress. Security codes shall be given to Sublessee and its employees in order to attain entrance to the building. If the Sublessee or its employees learns that a person other than its employees or Sublessor's employees is using a security code, Sublessee shall immediately report this condition to the Sublessor.

     B. Sublessor recognizes that the Sublessee will use the Demised Premises as a research facility, that aspects of such research are highly confidential, and that Sublessee could sustain severe damage if disclosure of confidential information were made to unauthorized parties. Accordingly, Sublessor agrees not to allow or permit its employees, agents, or invitees to enter the Demised Premises except in accordance with Section 18 of this Sublease.



                                     19. PARKING

     A. Sublessee, its employees and invitees are granted the non-exclusive right to use up to 10 parking spaces in the parking lot on the north side of the Paramus Facility.

                                    20. LOADING

     B. Sublessor will allow Sublessee to use loading dock at such times and to the extent that such use does not unreasonably conflict with Sublessor's use or the rights of other tenants that may be in the Paramus Facility.


                                21. QUIET ENJOYMENT

     A. Sublessor covenants and agrees with Sublessee that upon Sublessee's paying the Rent and observing all of the terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed hereunder, Sublessee may peacefully and quietly enjoy the Demised Premises, without molestation, hindrance or disturbance. Sublesee agrees to allow other tenants of the Paramus Facility to peacefully and quietly enjoy their own premises during the Term of this Sublease.

                         22. DEFAULT; SUBLESSOR'S REMEDIES

     A. If any one or more of the following events (sometimes called "Events of Default") shall occur:

     (1) If default shall be made in the due and punctual payment of any Rent payable under this Sublease or any part hereof, when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after such due date and Sublessee fails to cure such default within two (2) days of receiving a request for payment of Rent from Sublessor; or

     (2) If Sublessee shall violate, breach, fail to observe or to comply with any of the other agreements, terms, representations, warranties, covenants or conditions of this

          Sublease or of its  obligations  with
          respect to the Overlease ("Default") and shall fail to cure such Default within thirty (30) days after notice from Sublessor to Sublessee with respect to a Default under this Sublease or within the time period permitted in the Overlease, or in the case of a Default or a contingency which cannot with due diligence be cured within said thirty day period, if Sublessee fails to proceed within said thirty day period to cure the same and thereafter to prosecute the curing of such Default with due diligence until completion it being intended in connection with a Default not susceptible of being cured with due diligence within said thirty-day period that the time for cure shall be extended only for such period as may be reasonably necessary to complete the same with due diligence); or

     (3) If Sublessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Sublessee or of all or any substantial part of its assets; or

     (4) If, within thirty (30) days after the commencement of any proceeding against Sublessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief or any petition filed against Sublessee under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, such proceeding or petition shall not have been dismissed;


          then, and in case of any event
          described in the foregoing subsections (1) or (2) of this Section 22, the Sublessor at any time thereafter may give written notice to Sublessee specifying such Event or Events of Default and stating that this Sublease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice and upon such date, this Sublease and the term hereby demised and all rights of Sublessee hereunder shall expire and terminate, and Sublessee shall remain liable as hereinafter provided. No further notice shall be required in the case of a default under subsections (3) or (4), in which case this Sublease shall automatically terminate, and Sublessor shall be entitled to the maximum allowable claim in any such bankruptcy proceeding.


     B. Any bankruptcy or insolvency petition or proceeding referred to in subsections A (3) or A (4) of this Section 22 shall result in termination of this Sublease only if the same shall be taken by or brought against the then holder of the Sublessee's leasehold estate under this sublease. The provisions of the said subsections are further subject to any paramount rights of any receiver, trustee, debtor in possession or other person pursuant to the Federal Bankruptcy Act, provided that covenants, conditions and provisions required to be performed by Sublessee hereunder shall continue to be timely and faithfully performed without interruption.

     C. Upon any such termination of this Sublease, the Sublessee shall quit and peacefully surrender (in accordance with the surrender requirements of this Sublease) the Demised Premises to Sublessor, and upon any such termination the Sublessor may, without further notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Sublessee and remove it and all persons and property from the Demised Premises, and may have and hold the Demised Premises together with the right to receive all rental income and other revenues of and from the Demised Premises.

     D. If this Sublease shall be terminated pursuant to this Section, or by summary proceedings or otherwise, or if the Demised Premises or any part thereof shall be abandoned by Sublessee, or shall become vacant during the Term hereof and Sublessee shall fall in arrears with respect to payment of Rent, Sublessor may in its own name, or as agent Sublessee if this Sublease shall not have been terminated, relet the Demised Premises or any part thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Sublease) and on such conditions (which may include concessions or free rent and alterations of the Demised Premises) as Sublessor in its sole discretion, may determine; and Sublessor may collect and receive the rents therefor. Sublessor shall in no way be responsible or liable for any failure or delay in reletting the Demised Premises or any part thereof or of any failure to collect any rents due upon such reletting. Sublessor's duty with respect to mitigation of damages shall be deemed to be fulfilled by listing (under an exclusive listing which shall not exceed 12 months) the Demised Premises for re-let with a broker who deals with commercial and/or industrial properties, in the area, and by negotiating in good faith with prospective tenants introduced by such broker in accordance with customary leasing practices prevailing at the time. The foregoing shall not preclude other or alternative means of mitigating damages.

     E. (1) No such termination of this Sublease, or summary proceedings, or repossession of the Demised Premises shall relieve Sublessee of its liability and obligations under this Sublease, whether or not the Demised Premises shall be relet. In any such event, Sublessee shall pay Sublessor all items of Rent and other charges required to be paid by Sublessee up to the time of such event; and thereafter:

          (i) Sublessee, until the end of the Term or any extension of this Sublease, or what would have been such Term in the absence of any such event, shall be liable to Sublessor, as damages for Sublessee's Default, for the equivalent of the amount of all items of Rent and other charges which would be payable hereunder by Sublessee if this Sublease were still in effect, less (without duplication) the net proceeds of any reletting effected pursuant to the provisions of Section 22D, after deducting all Sublessor's expenses in connection with taking possession, holding, maintaining, securing, protecting, insuring, repairing and reletting the Demised Premises, including without limitation, all repossession costs, an equitably apportioned share of brokerage commissions, operating expenses, legal expenses, alteration costs and other expenses of preparation for such reletting;

         (ii) Sublessee shall pay all such disbursements for such enumerated expenses in cash promptly on written demand, and shall pay the deficiencies between the Rent and other charges which would have been payable under this sublease if the same were still in have effect and the revenues actually received by Sublessor, if any, as a result of reletting at the end of each month as such deficiencies shall arise; and

         (iii) At any time after  termination of this Sublease  pursuant to this
Section 22, in lieu of collecting the monthly deficiencies or any further monthly deficiencies as aforesaid, Sublessor shall be entitled to recover lump sum liquidated damages from Sublessee, payable on demand, and calculated in the following Section 22E(2)

     (2) As an alternative to monthly or further monthly deficiency payments described in the preceding subsection (1) in addition to the immediate cash payment for all costs and expenses referred to in the said preceding subsection but giving credit for rental deficiencies previously paid by Sublessee), Sublessor shall have the right, at its election, to recover lump sum liquidated damages payable in cash upon demand, in an amount equal to the difference between the Rent and other charges reserved in this Sublease scheduled to accrue from the date of such election to the date of the expiration of the Term, over the then fair and reasonable rental value of the Demised Premises for the same period. Said damages shall become due and payable to Sublessor whether or not this Sublease shall be terminated, and if terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installment of Rent thereafter becoming due and the and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to present value as of the date of such election by Sublessor at the rate of ten (10%) percent per annum. Sublessor's said right of election for lump sum liquidated damages shall not be barred by Sublessor's prior demand for or receipt of monthly rental deficiency installments, all of which shall be paid as provided in the preceding subsection (1) until the time of Sublessor's election for lump sum liquidated damages, at which time the latter shall become due and payable based on the remainder of Term as aforesaid. If the Demised Premises or any part thereof shall have been relet by Sublessor for the unexpired Term, or part thereof, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the said Demised Premises so relet during the term of such reletting. 'Upon payment of such lump sum liquidated damages this Sublease and Sublessee's entire estate and rights with respect to the Demised Premises shall terminate and neither party shall thereafter have any rights or obligations to leach other thereafter arising hereunder.

     (3) Nothing herein contained shall limit or prejudice the right of Sublessor to prove for and obtain, as liquidated damages or other lawful damages, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the damages referred to in this Sublease.

     (4) Damages hereunder shall be calculated without duplication of any amounts required to be paid by Sublessee.

     F. Sublessee hereby expressly waives, so far as, permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as herein otherwise provided, Sublessee, for and on behalf of itself and 'all persons claiming through or under Sublessee 'including any leasehold, mortgagee or other creditor 'also waives any and all right of redemption or re-entry or repossession in case Sublessee shall be dispossessed by a judgment or by warrant of any court or Judge or in case of re-entry or repossession by Sublessor or in case of any expiration or termination of this Sublease. The terms "enter", "re-enter", "entry" and "re-entry" as used in this Sublease are not restricted to their technical legal meanings. Sublessee hereby waives its right to plead any counterclaim or offset in any action or proceeding brought by Sublessor against Sublessee for non-payment of Rent or default hereunder. The foregoing shall not, however, be construed as a waiver of Sublessee's right to assert any claim in a separate action brought by Sublessee.

     G. The rights and remedies of Sublessor provided in this Sublease shall be cumulative and not exclusive, one of the other. In addition to those stated herein or otherwise available under then current law, the Sublessor shall be entitled to injunctive relief for any breach or threatened breach if the Court shall deem such relief to be appropriate to the circumstances. Any re-entry by Sublessor shall be allowed peaceably by Sublessee without interference or hindrance and Sublessor shall not be liable in damages for any such re-entry or guilty of any trespass. A re-entry or taking of possession of the Demised Premises by Sublessor shall not be construed as an election on Sublessor's part to terminate this Sublease unless a notice of such termination intention is given to Sublessee or unless the termination of this Sublease is decreed by a court of competent jurisdiction.

     H. If Sublessor shall engage counsel to collect any Rent or other charges or to otherwise enforce any rights or remedies hereunder, Sublessee shall be liable for payment or reimbursement of such counsel's reasonable fees and for all costs and disbursements.

                        23. OPTION TO RENT ADDITIONAL SPACE

     A. Sublessor grants Sublessee the right of first refusal to rent an additional 2,500 contiguous square feet of space (the "Additional Space") as shown on Schedule C attached hereto, on the same terms, costs and conditions as set forth in this Sublease. Sublessee agrees to inform Sublessor of its intention to rent the Additional Space in writing no later than 60 days prior to Sublessee's anticipated occupation of such Additional Space. Sublessor agrees to inform Sublessee in writing within 10 days of its intention to meet with a third party with the purpose of subletting the Additional Space to same third party.

     B. The Additional Space may not be occupied in any way or used for any purpose by the Sublessee without the written approval of the Sublessor. Any such occupation would be considered a breach under
          Section 21 of this Sublease.

                               24. GENERAL PROVISIONS

     A. NO PARTNERSHIP: Neither party hereto shall be deemed, in any way or for any purpose, to have become, by the execution of this Sublease or any action taken hereunder, a partner of the other party in its business or otherwise or a joint venturer or a member of any joint enterprise with such other party.

     B. GOVERNING LAW: This Sublease shall be governed exclusively by the provisions hereof and by the laws of the State of New Jersey.

     C. BINDING EFFECT: The terms and provisions of this Sublease shall be binding upon and shall inure to the benefit of Sublessor and Sublessee and their respective successors, assigns, heirs, administrators, executors and personal representatives, if any. Nothing in this Subsection shall be deemed to authorize or permit any assignment or other transfer, in whole or in part, of the interest of Sublessee in violation of any other provisions contained in this Sublease. However, any person or entity occupying the Demised Premises or any portion thereof as a result of any such assignment or transfer in violation of the provisions of this Sublease shall be bound by all the obligations of Sublessee hereunder, but shall not be entitled to any of the benefits of Sublessee hereunder.

     D. ESTOPPEL LETTERS: At any time and from time to time, within ten (10) days after request by either party (the "Requesting Party") and without charge the party receiving such request (the "Other Party") shall execute, acknowledge and deliver to the Requesting Party or to its designee, a statement in writing stating (1) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified); (2) the Commencement Date and the Expiration Date; (3) that all conditions to be performed by the Requesting Party hereunder have been performed, or stating those claimed by the Other Party not to have been performed; (4) that there are no defenses or offsets against the Requesting Party, or stating those claimed; (5) that the obligation for the payment of Rent has commenced and stating the date(s) to which Rent and other charges have been paid in advance, if any, and (6) such other reasonable and relevant matters requested by the Requesting Party relating to this Sublease. It is intended that any such statement may be relied upon by any prospective purchaser of the fee or any leasehold, or any mortgagee, or any assignee of any thereof, under any conveyance, assignment or mortgage now or hereafter made or to be made with respect to the fee , the Overlease or any other leaseholder or interest in the Paramus Facility or the Demised Premises.

     E. NO WAIVER: The failure of Sublessor or Sublessee to insist in any one or more cases upon the performance of any of the provisions, covenants, agreements or conditions of this Sublease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such provision, covenant, agreement, condition or option or of any other payment or the acceptance by Sublessor of performance of anything required by this Sublease to be performed by Sublessor with or without knowledge of the breach of a covenant shall not be deemed a waiver of such breach. No waiver of any provision, covenant, agreement or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the party against whom such waiver is charged.

     F. MODIFICATION IN WRITING: This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification or discharge is sought.

     G. ENTIRE AGREEMENT: There are no oral agreements between the parties hereto affecting this Sublease, and, this Sublease supersedes and cancels any and all previous negotiations, arrangements, agreements and undertakings, if any, between the parties hereto with respect to the subject matter hereof, and none thereof shall be used to interpret or construe this Sublease.

                                          Synaptic Pharmaceutical Corporation
                                          (Sublessor)

                                          By:/s/ Robert L. Spence
                                             -----------------------------


                                          Linguagen Corporation
                                          (Sublessee)

                                           By:/s/ Richard C. Lufkin
                                              ---------------------------

Schedule A - The Overlease

         Sublease Agreement dated October 31, 1991 by and between Playtex Apparel, Inc., as landlord, and Neurogenetic Corporation, as tenant.

         First Sublease Amendment between Playtex apparel, Inc.(the "Sublessor") and Synaptic Pharmaceutical Corporation (as Successor to Neurogenetic Corp.) (the "Sublessee") 215 College Road, Paramus, New Jersey 07652 (the "Demised Premises")

         Agreement    Between     Century   Associate  ("Century") and  Synaptic
Pharmaceutical Corporation

         First Amendment to Lease dated as of November 25, 1998 by and between ARE-215 College Road, LLC ("Landlord"), and Synaptic Pharmaceutical Corporation, ("Tenant")

Schedule B                 Demised Premises [GRAPHIC OMITTED]

Schedule C                 Additional Space [GRAPHIC OMITTED]